EXHIBIT 32.1
The following certification is being made to the Securities and Exchange Commission solely for purposes of Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350). This certification is not to be deemed a part of the Report, nor is it deemed to be “filed” for any purpose whatsoever.
In accordance with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002 (18 USC 1350), each of the undersigned hereby certifies, to our knowledge, that:
(i) the Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, as amended by this Form 10-Q/A to such Quarterly Report, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(ii) the information contained in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, as amended by this Form 10-Q/A to such Quarterly Report, fairly presents, in all material respects, the financial condition and results of operations of athenahealth, Inc.
Dated as of this 23rd day of October, 2013.

/s/ Jonathan Bush	/s/ Timothy M. Adams
Jonathan Bush Chief Executive Officer	Timothy M. Adams Chief Financial Officer